UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Corporate Center Drive, Suite #210 Raleigh, NC	27607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  919-582-9050

                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Offering (as defined below), on November 30, 2012, BioDelivery Sciences International, Inc. (the “Company”) filed a Certificate of Designation of Series A Convertible Preferred stock (the “Certificate of Designation”) with the Delaware Secretary of State. The Certificate of Designation sets forth the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock (as defined below).

Each share of Series A Preferred Stock is convertible into one share of Common Stock (as defined below) at any time at the option of the holder, provided that the holder will be prohibited from converting Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of Common Stock then issued and outstanding.

In the event of the Company’s liquidation, dissolution or winding up, holders of the Series A Preferred Stock will receive a payment equal to $0.001 per share of Series A Preferred Stock before any proceeds are distributed to the holders of Common Stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, holders of Series A Preferred Stock will participate ratably in the distribution of any remaining assets with the Common Stock and any other class or series of the Company’s capital stock hereafter created that participates with the common stock in such distributions.

Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A Preferred Stock will be required to amend the terms of the Series A Preferred Stock or the Certificate of Designation.

The Series A Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors.

A copy of the Certificate of Designation as filed with the Secretary of State of Delaware is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Certificate of Designation and Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01.  Other Events.

On December 3, 2012, the Company closed its previously announced registered direct offering, issuance and sale (the “Offering”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) and Series A Non-Voting Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”). The final amount of securities issued in the Offering was an aggregate of (i) 6,791,887 shares of Common Stock and (ii) 2,709,300 shares of Series A Preferred Stock. The Offering was conducted pursuant to: (i) a Placement Agency Agreement (the “Placement Agency Agreement”) between the Company and William Blair & Company, L.L.C. as sole lead placement agent, and JMP Securities LLC and Roth Capital Partners, LLC, as co-placement agents and (ii) Subscription Agreements, each dated November 27, 2012 (the “Subscription Agreement”), between the Company and the several investors in the Offering. The Placement Agency Agreement and form of Subscription Agreement were filed as exhibits to the Company’s Current Report on Form 8-K on November 28, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

4.1	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock, dated November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 3, 2012	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James A. McNulty
Name: James A. McNulty
Title: Secretary, Treasurer and Chief
Financial Officer